FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT, dated as of March 21, 2016, is entered into by and among Angel Oak Funds Trust, a Delaware statutory trust (the “Trust”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”), and Angel Oak Capital Advisors, LLC, a Delaware limited liability company and the investment advisor to the Trust (the “Advisor”), as parties to the Distribution Agreement dated as of October 14, 2014, (the “Agreement”).

WHEREAS, the parties to the Agreement desire to amend the Agreement to add the Angel Oak High Yield Opportunities Fund and to amend the fees;

NOW THEREFORE, pursuant to section 11(B) of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ANGEL OAK FUNDS TRUST	QUASAR DISTRIBUTORS, LLC
By: /s/ Dory S. Black________	By: /s/ James R. Schoenike _____
Name: Dory S. Black	Name: James R. Schoenike
Title: President_________ _	President

ANGEL OAK CAPITAL ADVISORS, LLC. By:______/s/ Sreeni Prabhu______ Name: ____ Sreeni Prabhu _______ Title: ____Managing Partner_____

Amended Exhibit A
to the
Angel Oak Funds Trust
Distribution Agreement

Fund Names

Separate Series of Angel Oak Funds Trust

Name of Series
Angel Oak Flexible Income Fund
Angel Oak Multi-Strategy Income Fund
Angel Oak High Yield Opportunities Fund

2016

Amended Exhibit B to the Distribution Agreement – Angel Oak Funds Trust –
Angel Oak Flexible Income Fund and Angel Oak High Yield Opportunities Fund -
Regulatory Distribution Services Fee Schedule at April, 2016

Regulatory Distribution Annual Services Per Fund*
Base annual fee:
▪	$[ ]
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Standard Advertising Compliance Review
▪	$[ ] per communication piece for the first 10 pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter.
▪
$[  ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review
▪	$[ ] for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪
$[  ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[  ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. ( FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff (if desired)
▪	$[ ] /year per registered representative
▪	Quasar sponsors the following licenses: Series 6, 7, 24, 26, 27, 63, 66
▪	$[ ] /FINRA designated branch location
▪	All associated FINRA and state fees for registered representatives, including license and renewal fees

Fund Fact Sheets
▪	Design - $[ ] /fact sheet, includes first production
▪	Production - $[ ] /fact sheet per production period
▪	All printing costs are out-of-pocket expenses in addition to the design and production fees
▪	Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Miscellaneous Expenses
Reasonable miscellaneous expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪	Typesetting, printing and distribution of prospectuses and shareholder reports
▪	Production, printing, distribution, and placement of advertising, sales literature, and materials
▪	Engagement of designers, free-lance writers, and public relations firms
▪	Postage, overnight delivery charges
▪	FINRA registration fees (Including late U5 charge if applicable)
▪	Record retention (Including RR email correspondence if applicable)
▪	Travel, lodging, and meals

*Subject to annual CPI increase, Milwaukee, MSA.
Fees are calculated pro rata and billed monthly.

Amended Exhibit B (continued) to the Distribution Agreement – Angel Oak Funds
Trust – Angel Oak Multi-Strategy Income Fund - Regulatory Distribution Services
Fee Schedule at April, 2016

Regulatory Distribution Annual Services Per Fund*
Base annual fee:
▪	$[ ]
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Standard Advertising Compliance Review
▪	$[ ] per communication piece for the first 10 pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter.
▪
$[  ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review
▪	$[ ] for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪
$[  ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[  ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. ( FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff (if desired)
▪	$[ ] /year per registered representative
▪	Quasar sponsors the following licenses: Series 6, 7, 24, 26, 27, 63, 66
▪	$[ ] /FINRA designated branch location
▪	All associated FINRA and state fees for registered representatives, including license and renewal fees

Fund Fact Sheets
▪	Design - $[ ] /fact sheet, includes first production
▪	Production - $[ ] /fact sheet per production period
▪	All printing costs are out-of-pocket expenses in addition to the design and production fees
▪	Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Miscellaneous Expenses
Reasonable miscellaneous expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪	Typesetting, printing and distribution of prospectuses and shareholder reports
▪	Production, printing, distribution, and placement of advertising, sales literature, and materials
▪	Engagement of designers, free-lance writers, and public relations firms
▪	Postage, overnight delivery charges
▪	FINRA registration fees (Including late U5 charge if applicable)
▪	Record retention (Including RR email correspondence if applicable)
▪	Travel, lodging, and meals

* Subject to annual CPI increase, All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.